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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  FORM 8-K/A

                                 CURRENT REPORT


    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


     DATE OF REPORT (Date of earliest event reported):     AUGUST 31, 1998


                               SCHLUMBERGER N.V.
                            (Schlumberger Limited)
              (Exact name of registrant as specified in charter)


     NETHERLANDS ANTILLES            001-04601               52-0684746
(State or other jurisdiction    (Commission File No.)     (I.R.S. Employer
      of incorporation)                                   Identification No.)


   42, RUE SAINT-DOMINQUE          277 PARK AVENUE              PARKSTRAAT 83
    PARIS, FRANCE 75007        NEW YORK NEW YORK, USA 10172       THE HAGUE
     (33-1) 4062-1000               (212) 350-9400              THE NETHERLANDS
                                                                   2514 JG
                                                               (31-70) 310-5447

(Address, including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices)


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On August 31, 1998, Schlumberger Limited ("Schlumberger") completed the acquisition of Camco International Inc. ("Camco") pursuant to the Agreement and Plan of Merger dated as of June 18, 1998 among Schlumberger Technology Corporation, a Texas corporation and a wholly owned subsidiary of Schlumberger ("STC"), Schlumberger OFS, Inc., a Delaware corporation and a wholly owned subsidiary of STC ("Sub"), and Camco (the "Merger Agreement"). Pursuant to the Merger Agreement, Sub was merged (the "Merger") with and into Camco, with Camco surviving as a wholly owned subsidiary of STC. As a result of the Merger, each outstanding share of Camco common stock, par value $.01 per share ("Camco Common Stock"), has been converted into the right to receive 1.18 shares of Schlumberger common stock, par value $.01 per share ("Schlumberger Common Stock"). In addition, outstanding options to acquire shares of Camco Common Stock have been converted into options to acquire 1.18 times as many shares of Schlumberger Common Stock at an exercise price equal to the old exercise price divided by 1.18. In the aggregate, Schlumberger is issuing approximately 45.1 million shares of Schlumberger Common Stock and reserving for issuance an additional 2.1 million shares of Schlumberger Common Stock in exchange for the Camco Common Stock and outstanding Camco options. The exchange ratio of 1.18 resulted from arms-length negotiations among Schlumberger and Camco.

     Camco, the common stock of which was previously publicly traded, is one of the world's leading providers of oilfield equipment and services for numerous specialty applications in key phases of oil and gas drilling, completion and production. In particular, Camco is the leading world producer of gas lift systems. Camco also is one of the world's two leading providers of subsurface safety valve systems, synthetic diamond drill bits and electric submersible pump systems, is the world's third leading provider of roller cone drill bits and also operates a large fleet of coiled tubing units in the United States. Schlumberger currently intends to continue such business activities of Camco. There were no material relationships between Schlumberger and Camco prior to the consummation of the Merger.

     A copy of Schlumberger's August 31, 1998 press release that relates to the Merger is attached as Exhibit 99 hereto and incorporated herein by reference.

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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Business Acquired.

          The following consolidated financial statements of Camco and independent auditors' report set forth in the Camco Annual Report on Form 10-K for the year ended December 31, 1997 are incorporated herein by reference:

          Report of Independent Public Accountants.

          Consolidated Statements of Operations for each of the three years in the period ended December 31, 1997.

          Consolidated Balance Sheets as of December 31, 1997 and 1996.

          Consolidated Statements of Stockholders' Equity for each of the three years in the period ended December 31, 1997.

          Consolidated Statements of Cash Flows for each of the three years in the period ended December 31, 1997.

          Notes to Consolidated Financial Statements.

          The following unaudited consolidated condensed financial statements of Camco set forth in the Camco Form 10-Q for the quarterly period ended June 30, 1998 are incorporated herein by reference:

          Consolidated Condensed Statements of Income for the three months and six months ended June 30, 1998 and 1997.

          Consolidated Condensed Balance Sheets as of June 30, 1998 and December 31, 1997.

          Consolidated Condensed Statements of Cash Flows for the six months ended June 30, 1998 and 1997.

          Consolidated Condensed Statements of Comprehensive Income for the three months and six months ended June 30, 1998 and 1997.

          Notes to Consolidated Condensed Financial Statements.

     (b)  Pro Forma Financial Information.

          Not applicable.

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     (c)  Exhibits.

     2.1  -   Agreement and Plan of Merger among Schlumberger Technology
              Corporation, a Texas corporation, Schlumberger OFS, Inc., a
              Delaware corporation, and Camco International Inc., a Delaware corporation, dated as of June 18, 1998 (incorporated by reference to Exhibit 2.1 to Schlumberger's Form 8-K dated June 18, 1998,
              File 001-04601).

     10.1 - Transaction Agreement between Schlumberger Limited and Camco International Inc., a Delaware corporation, dated as of June 18, 1998 (incorporated by reference to Exhibit 10.1 to Schlumberger's Form 8-K dated June 18, 1998, File 001-04601).

    *13.1 -   Portions of the Camco 1997 Annual Report to Shareholders.

    *13.2 - Portions of the Camco Form 10-Q for the quarterly period ended June 30, 1998.

     23.1 -   Consent of Arthur Andersen LLP.

    *99.1 - Press Release dated August 31, 1998, announcing the closing of the Merger.

___________________
    * Filed previously.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      SCHLUMBERGER N.V.
                                      (SCHLUMBERGER LIMITED)


Dated:  October 23, 1998              /s/ Arthur Lindenauer
                                      ---------------------------------
                                          Arthur Lindenauer
                                          Executive Vice President and
                                          Chief Financial Officer

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                               INDEX TO EXHIBITS


Number                     Exhibit
------                     -------
 23.1           Consent of Arthur Andersen LLP.



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